We are well positioned to capitalize on opportunities presented in the current market.
We have no subprime or Alt A mortgages in our loan or securities portfolios.
Refinancing activity is likely to increase as more of our multi-family loans approach their contractual repricing dates.
Competition for multi-family loans has declined as third-party conduits address pressing liquidity issues and in-market consolidation continues in the multi-
family loan space.
We have abundant liquidity as a result of the recent post-merger repositioning of our balance sheet.
Our record of asset quality has been supported by our continuing focus on multi-
family lending on rent-regulated buildings.
Future growth opportunities may occur as industry consolidation increases in the face of current market conditions.
Exhibit 99.1